SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K
        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


                Date of Report:  January 30, 1997


                          HAUSER, INC.
            (formerly Hauser Chemical Research, Inc.)
     (Exact name of Registrant as specified in its charter)


Colorado            0-17174             84-0926801
(State or other jurisdiction            (Commission File
I.R.S. Employer
of incorporation)   Number)             Number)



                     5555 Airport Boulevard
                    Boulder, Colorado  80301
             (Address of principal executive office)

                         (303) 443-4662
                 (Registrant's telephone number,
                      including area code)

                 Hauser Chemical Research, Inc.
  (Former name or former address, if changed since last report)
Item 4.   Changes in Registrant's Certifying Accountant.

(a)  Previous independent accountants.

(i) On January 24, 1997, the Registrant dismissed the accounting firm of Deloitte & Touche LLP as its independent accountants effective January 24, 1997.

(ii) During the Registrant's fiscal years ended April  30,
1996
and 1995, and the interim periods subsequent to April 30, 1996, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

(iii)     Deloitte & Touche's reports on the financial
statements for the past two years have contained no adverse
opinion  or disclaimer   of  opinion  and  were  not  modified
 as   to uncertainty, audit scope or accounting principles.

(iv) The Registrant's Audit Committee approved the decision to change independent accountants.

(v) The Registrant has provided Deloitte & Touche with a copy of this disclosure and requested that Deloitte & Touche furnish it with a letter addressed to the Securities and Exchange Commission (the "Commission") stating whether it agrees with the above statements. (A copy of the Deloitte & Touche letter addressed to the Commission is filed as Exhibit No.
16.1 to this Form 8-K.)

(b)  New independent accountants.

(i)  On  January 29, 1997, the Registrant engaged Arthur
Andersen
LLP as its new independent accountants for the fiscal year ending April 30, 1997.

(ii) Prior to the appointment of Arthur Andersen, the Registrant did not engage or consult with Arthur Andersen LLP regarding the matters described in Regulation S-K, Item 304(a)(2), but did discuss with Arthur Andersen LLP its engagement fees and standard engagement terms for serving as the Registrant's auditors.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits
          Exhibit  16.1  -  Letter of Deloitte &  Touche  to
the Securities  and Exchange Commission dated  January  30,
1997.

Signatures

Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED, this 30th day of January 1997.

HAUSER, INC.

  By:     ________________________________
/s/     David I. Rosenthal
     Chief Financial Officer